Exhibit 3.1

Form BCA-11.25              ARTICLES OF MERGER
(Rev. Jan. 1999)          CONSOLIDATION OR EXCHANGE       File # 5707-411-6
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Jesse White                                               SUBMIT IN DUPLICATE
Secretary of State                                      ------------------------
Department of Business                FILED              This space for use by
  Services                                                 Secretary of State
Springfield, IL 62745              OCT 30 2000
Telephone (217) 782-6961                                 Date  10-30-00
http://www.sos.state.il.us         JESSE WHITE
-----------------------------   SECRETARY OF STATE       Filing Fee $100.--
             DO NOT SEND CASH!
Remit payment in check or money                          Approved: [Illegible
order payable to "Secretary of State."                              initials]
Filing Fee is $100, but if merger or
consolidation involves more than 2
corporations, $50 for each additional
corporation.
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1.    Names of the corporations proposing to merge, and the state or country of their incorporation:

Name of Corporation               State or Country            Corporation
                                  of Incorporation            File Number

BAB Holdings, Inc.                Illinois                    57074116
------------------------          -----------------           -----------------

BAB (Delaware), Inc.              Delaware                    NR
------------------------          -----------------           -----------------


------------------------          -----------------           -----------------


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2.    The laws of the state or country under which each corporation is incorporated permits such merger, consolidation or exchange

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3.    (a)   Name of the surviving corporation: BAB (Delaware), Inc.

      (b)   It shall be governed by the laws of: Delaware

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                  If not sufficient space to cover this point,
                      add one or more sheets of this size.

4.    Plan of merger is as follows:

      Pursuant to the Agreement and Plan of Merger, dated October 18, 2000, parent company, BAB Holdings, Inc., an Illinois corporation, will merge with and into BAB (Delaware), Inc., a Delaware Corporation, and a wholly-owned subsidiary of BAB Holdings, Inc. The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation. Pursuant to the Certificate of Merger filed with the Secretary of State of the State of Delaware, the Certificate of Incorporation of the surviving entity shall be amended in the following manner:

      The name of the corporation shall be changed to: Planet Zanett, Inc

5. Plan of merger was approved, as to each corporation not organized in Illinois, in compliance with the laws of the state under which it is organized, and (b) as to each Illinois corporation, as follows:

      (The following items are not applicable to mergers under ss.11.30 -- 90% owned subsidiary provisions. See Article 7.)

      (Only "X" one box for each Illinois corporation)

                         By the shareholders, a
                         resolution of the board of         By written consent of the
                         directors having been duly         shareholders having not less
                         adopted and submitted to a         than the minimum number of
                         vote at a meeting of               votes required by statute and
                         shareholders. Not less than        by the articles of
                         the minimum number of votes        incorporation. Shareholders
                         required by statute and by the     who have not consented in           By written consent of ALL the
                         articles of incorporation          writing have been given notice      shareholders entitled to vote
                         voted in favor of the action       in accordance with ss. 7.10         on the action, in accordance
                         taken. (ss. 11.20)                 (ss. 11.220)                        with ss. 7.10 & ss. 11.20
Name of Corporation
-------------------      ------------------------------     -------------------------------     ------------------------------
BAB Holdings, Inc.                   |X|                                 |_|                                  |_|

BAB (Delaware), Inc.                 |_|                                 |_|                                  |X|

_____________________                |_|                                 |_|                                  |_|

_____________________                |_|                                 |_|                                  |_|

_____________________                |_|                                 |_|                                  |_|

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6.    (Not applicable if surviving, new or acquiring corporation is an Illinois corporation.)

      It is agreed that, upon and after the issuance of a certificate of merger, consolidation or exchange by the Secretary of State of the State of
      Illinois:

      a. The surviving, new or acquiring corporation may be served with process in the State of Illinois in any proceeding for the enforcement of any obligation of any corporation organized under the laws of the State of Illinois which is a party to the merger, consolidation or exchange and in any proceeding for the enforcement of the rights of a dissenting shareholder of any such corporation organized under the laws of the State of Illinois against the surviving, new or acquiring corporation.

      b. The Secretary of State of the State of Illinois shall be and hereby is irrevocably appointed as the agent of the surviving, new or acquiring corporation to accept service of process in any such proceedings, and

      c. The surviving, new or acquiring corporation will promptly pay to the dissenting shareholders of any corporation organized under the laws of the State of Illinois which is a party to the merger, consolidation or exchange the amount, if any, to which they shall be entitled under the provisions of "The Business Corporation Act of 1983" of the State of Illinois with respect to the rights of dissenting shareholders.
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

7. (Complete this item if reporting a merger under ss. 11.30--90% owned subsidiary provisions.)

      a. The number of outstanding shares of class of each merging subsidiary corporation and the number of such shares of each class owned immediately prior to the adoption of the plan of merger by the parent corporation, are:

                       Total Number of Shares    Number of Shares of Each Class
                            Outstanding           Owned Immediately Prior to
Name of Corporation         of Each Class       Merger by the Parent Corporation

____________________   ______________________   ________________________________

____________________   ______________________   ________________________________

____________________   ______________________   ________________________________

____________________   ______________________   ________________________________

____________________   ______________________   ________________________________

b.    (Not applicable to 100% owned subsidiaries)

      The date of mailing a copy of the plan of merger and notice of the right to dissent to the shareholders of each merging subsidiary corporation was ______________, ____.
      (Month & Day)  (Year)

      Was written consent for the merger or written waiver of the 30-day period by the holders of all the outstanding shares of all subsidiary corporations received? |_| Yes |_| No

      (If the answer is "No," the duplicate copies of the Articles of Merger may not be delivered to the Secretary of State until 30 days following the mailing of a copy of the plan of merger and of the notice of the right to dissent to the shareholders of each merging subsidiary corporation.)

8. The undersigned corporations have caused these articles to be signed by their duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true. (All signatures must be in BLACK INK.)

Dated      10/18         2000            BAB Holdings, Inc.
      -----------------, ----            -----------------------------------
        (Month & Day)   (Year)              (Exact Name of Corporation)

attested by /s/ Mark E. Majewski         by /s/ Michael W. Evans
           -------------------------       ---------------------------------
            (Signature of Secretary        (Signature of President
             or Assistant Secretary)        or Vice President)

Mark E. Majewski, CFO and Treasurer      Michael W. Evans, President and CEO
-----------------------------------      -----------------------------------
(Type or Print Name and Title)             (Type or Print Name and Title)


Dated      10/18         2000            BAB (Delaware), Inc.
      -----------------, ----            -----------------------------------
        (Month & Day)   (Year)              (Exact Name of Corporation)

attested by /s/ Michael K. Murraugh      by /s/ Michael K. Murraugh
           -------------------------       ---------------------------------
            (Signature of Secretary        (Signature of President
             or Assistant Secretary)        or Vice President)

Michael K. Murraugh, Secretary           Michael K. Murraugh, President
-----------------------------------      -----------------------------------
(Type or Print Name and Title)             (Type or Print Name and Title)


Dated
      -----------------, ----            -----------------------------------
        (Month & Day)   (Year)              (Exact Name of Corporation)

attested by                              by
           -------------------------       ---------------------------------
            (Signature of Secretary        (Signature of President
             or Assistant Secretary)        or Vice President)


-----------------------------------      -----------------------------------
(Type or Print Name and Title)             (Type or Print Name and Title)